WEI WEI & CO., LLP
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January 16, 2012

U.S. Securities and Exchange Commission
100 F Street N.E. Washington, D.C. 20549

Re: Edutoons, Inc.

Dear Sir/ Madam:

We have read the statements of Edutoons, Inc. pertaining to our firm included under Item 4.01 of Form 8-K to be dated December 28, 2011 and agreed with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Wei Wei & Co. LLP
New York, New York